UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2025

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SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

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England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 21, 2025, Sensata Technologies Holding plc (the “Company”) announced that Andrew Lynch has been named the Company’s Executive Vice President and Chief Financial Officer, pursuant to Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, effective immediately (the “Effective Date”). Mr. Lynch will assume leadership and oversight of all global financial activities and will serve until his earlier resignation, retirement, or removal. Mr. Lynch does not have (i) any arrangements or understandings with any other person pursuant to which he was selected to serve as an officer; (ii) any family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; or (iii) any direct or indirect material interest in any transaction or series of transactions contemplated by Item 404(a) of Regulation S-K.

Mr. Lynch, age 37, joined Sensata in 2009 and began serving as the Company’s Interim Chief Financial Officer and principal financial officer, pursuant to Rule 16a-1(f) of the Securities Exchange Act of 1934, on May 16, 2025. He previously served as Vice President, Finance for the Performance Sensing Segment since 2023 and led Sensata’s investor relations function since 2024. Previously, he was Vice President, Finance, for the Sensing Solutions Segment from 2021 to 2023. From 2019 to 2023 he served as regional CFO for Europe, where he was responsible for all finance and accounting matters across the region. In 2016 he was promoted to Finance Director for the HVOR business and later assumed additional responsibility for the Aerospace business. In 2011, he was promoted to Corporate Accounting Manager and in 2014 promoted to Integration Controller. He holds a Bachelor of Science degree in Corporate Finance and Accounting from Bentley University.

In connection with Mr. Lynch’s appointment as Executive Vice President and Chief Financial Officer, Sensata Technologies, Inc. (“STI”) a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Lynch. Beginning on the Effective Date, Mr. Lynch’s salary will be $540,000 per year, subject to periodic review by the Compensation Committee of the Company’s Board of Directors. In addition, Mr. Lynch will also be eligible to receive an annual cash bonus with a target of 100% of his base salary. In connection with his appointment, Mr. Lynch will receive a $600,000 equity grant, split 45% restricted stock units and 55% performance-based restricted stock units. Mr. Lynch will receive severance benefits in accordance with the Severance and Change in Control Plan effective as of April 26, 2024, as may be amended and restated from time to time, subject to the terms and conditions set forth therein. He will also be eligible to participate in the benefit programs available to the Company’s other executive officers.

The foregoing summary of Mr. Lynch’s employment agreement is qualified in its entirety by reference to the complete agreement, a copy of which will be filed with the Quarterly Report on Form 10-Q for the period ending June 30, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ David K. Stott
Date:	July 21, 2025	Name: David K. Stott
Title: Senior Vice President, General Counsel and Corporate Secretary

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